Exhibit 21

                                                     Jurisdiction
Name                                               of incorporation
----                                               ----------------
BioPro Corp.                                         Delaware

BioAegean Corp.                                      Delaware

Core BioTech Corp.                                   Delaware

Hemispherx Biopharma Europe N.V./S.A.                Belgium

Hemispherx Biopharma Europe S.A.                     Luxembourg